EXHIBIT 99.1

Rock of Ages	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Corporation

Third Quarter
Conference Call Invitation

Rock of Ages will report results for the Third Quarter ended September 30, 2005 on Tuesday, November 1, 2005, at approximately 7:30 a.m. EST. A conference call is scheduled that morning at 11:00 a.m. EST.

During the call, the Company will discuss results for the quarter and Rick Wrabel, the Chief Operating Officer of the Memorials Division, will provide an update on developments in that Division.

To participate, please dial in at least five minutes before the call begins.

SUBJECT	Third Quarter Results
CHAIRPERSON	Kurt Swenson, Chairman & CEO
DATE	Tuesday, November 1, 2005
TIME	11:00 a.m. EST
PHONE NUMBER	(212) 341-7084
RESERVATION #	21266406

A simultaneous webcast of the conference call will be available from the Audio Presentationslink at Www.RockofAges.com/investor. A replay will be available after 1:00 p.m. EST at this same Internet address. For a telephone replay, dial (800) 633-8284, reservation #21266406 after 1:00 p.m. EST.

Questions? Contact Berkman Associates:

(310) 277‑5162

or  info@BerkmanAssociates.com